EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Airways
July 29, 2008		Tad Hutcheson
Judy Graham-Weaver
Cynthia Tinsley-Douglas
Jason Bewley (Financial)		Quinnie Jenkins
407.318.5188		678.254.7442

                                                                 AirTran Holdings, Inc., Reports Second Quarter Results
- Record Revenues of $693 Million -
- Record 6.5 Million Customers Served -
- Fuel Costs Up More Than $166 Million from 2007 –

ORLANDO, Fla. (July 29, 2008) – AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported a net loss of $13.5 million or $0.12 per diluted share for the second quarter. During the same quarter in 2007, AirTran reported net income of $42.1 million or $0.42 per diluted share. As with many other airlines, this quarter’s loss is primarily attributable to the effects of record high fuel costs. Our loss also includes an impairment charge related to goodwill of $8.4 million.
AirTran ended June with its highest quarterly unrestricted cash and investment balance in the history of the Company of $445.9 million. The Company also successfully negotiated an extension of its primary credit card processing agreement through December 31, 2009. In addition, the Company has received a commitment for a letter of credit facility of up to $150 million available to satisfy potential holdback requirements with credit card processors.
Revenues for the second quarter grew 13.0 percent to $693.4 million, an all-time quarterly record. Second quarter traffic rose by 13.3 percent on a 12.3 percent increase in capacity, resulting in a record second quarter load factor of 79.4 percent, a 0.6 point increase over 2007. Unit revenues in the second quarter were up 0.1 percent to 10.20 cents per ASM.
Our fuel hedging program has helped mitigate the rising costs of fuel but has not prevented the adverse impact of higher fuel prices. The average price per gallon of fuel increased 70.5 percent to $3.75 in the second quarter compared to $2.20 in the second quarter of 2007. Total fuel expense was $368 million, up $167 million from the prior year. During the second quarter, AirTran recorded $51.0 million in net gains related to its fuel hedging program. AirTran realized $16.8 million of gains during the quarter of which $7.4 million reduced fuel expense and $9.4 million were recorded as non-operating gains. Additionally, AirTran recorded unrealized gains of $34.2 million which were recorded as non-operating gains.
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AirTran Reports Second Quarter Results

At quarter end, the estimated net asset fair value of AirTran’s fuel related derivative financial instruments was $79.7 million.
Going forward, the Company has fuel hedge positions to cover approximately 70 percent of its fuel needs for the remainder of the year, which will reduce the price paid for crude oil by approximately $12 to $15 per barrel at current fuel price levels.
"As in recent quarters, AirTran Airways posted record revenues, but the steep increase of fuel costs is still an enormous challenge for the entire airline industry and revenue gains are not keeping pace with the all-time high fuel costs,” said Bob Fornaro, AirTran Airways’ chairman, president and CEO. “To combat the difficult fuel environment and carry us through future challenges, we are focused on creating a sustainable and profitable position for our airline. We outlined a five-point plan to achieve this back in April. We are maintaining our focus on the quality of our operation while reducing costs, deferring aircraft deliveries, cutting capacity, and improving efficiencies as well as raising capital. In addition, AirTran Airways Crew Members have demonstrated an admirable commitment this quarter to serving a record number of customers and maintaining a high operational standard as shown by our high on-time and customer service scores.” AirTran was recently awarded the #1 ranking in the Airline Quality Rating for 2008, and AirTran ranked #1 in May for on-time performance among major carriers in the DOT Air Travel Consumer Report.
After completing a comprehensive review of the fleet and capacity in the current economic environment, AirTran has taken steps to reduce growth. In May, AirTran Airways announced that it would defer the delivery of 18 Boeing 737-700 aircraft originally scheduled for delivery between 2009 through 2011 to 2013 through 2014. A second agreement was recently reached with Boeing to defer four additional deliveries of 737-700 aircraft from 2009 to 2015. AirTran is now planning for capacity to be down seven to eight percent during the last four months of 2008. In addition, the Company is currently targeting a four to eight percent capacity reduction in 2009.
“We have taken significant actions to address the challenges of high fuel and a slowing economy,” said Arne Haak, senior vice president of finance, treasurer and CFO for AirTran Airways. “During the quarter we further reduced our industry leading non-fuel CASM by 3.2 percent to 5.73 cents per seat mile. We are focused on cash preservation and liquidity and have made significant progress in strengthening our cash position. We continue to work towards additional actions on each front.”

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AirTran Reports Second Quarter Results

Recent highlights of AirTran Airways' accomplishments in the second quarter and to date include:
•	Raised capital of $147 million (net of fees) on a concurrent offering of common equity and convertible notes
•	Received a commitment for a letter of credit facility of up to $150 million
•	Renegotiated an agreement with our primary credit card processor that includes an extension of the term through December 31, 2009
•	Deferred 22 Boeing 737-700 aircraft deliveries from 2009-2011 to 2013-2015
•
Sold two Boeing 737-700 aircraft in April and completed agreements to sell four additional Boeing 737-700 aircraft and an agreement in principal for a fifth Boeing 737-700 aircraft during the remainder of 2008

•	Reduced non-fuel CASM for the quarter by 3.2 percent due to strong operating performance and improved efficiency
•	Full-time equivalents (FTE) per aircraft improved 2.5 percent to 58.4
•	Commenced service to Burlington, VT on May 21 and San Antonio, TX on June 11
•	Ranked #1 in on-time performance among major carriers in May at 84.6 percent
AirTran Holdings, Inc. will conduct a conference call to discuss the quarter’s results today at 10:00 a.m. EDT. A live broadcast of the conference call will be available via the Internet in the investor relations section at http://www.airtran.com.
AirTran Airways, a subsidiary of AirTran Holdings, Inc., a Fortune 1000 company, ranked number one in the 2008 Airline Quality Rating study. The airline offers more than 700 affordable, daily flights to 57 U.S. destinations, employs 8,900 friendly Crew Members and operates America’s youngest all-Boeing fleet. AirTran Airways also provides XM Satellite Radio and Business Class seating on every flight. For more information and free online booking, visit http://www.airtran.com.

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AirTran Reports Second Quarter Results

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2007. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.
# # #

* Attached: Consolidated Statements of Operations*

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)

	Three Months Ended June 30,				Percent
	2008		2007		Change
Operating Revenues:
Passenger	$658,634		$585,875		12.4
Cargo	—		1,159		—
Other	34,746		26,492		31.2
Total operating revenues	693,380		613,526		13.0
Operating Expenses:
Salaries, wages and benefits	123,392		110,972		11.2
Aircraft fuel	368,127		201,588		82.6
Aircraft rent	60,789		60,667		0.2
Distribution	27,685		23,874		16.0
Maintenance, materials and repairs	43,441		38,190		13.7
Landing fees and other rents	33,681		30,268		11.3
Aircraft insurance and security services	5,547		5,895		(5.9)
Marketing and advertising	9,698		10,151		(4.5)
Depreciation	14,649		11,547		26.9
Gain on sale of aircraft	(7,292)		(6,234)		17.0
Impairment of goodwill	8,350		—		—
Other operating	50,837		48,746		4.3
Total operating expenses	738,904		535,664		37.9
Operating Income (Loss)	(45,524)		77,862		—
Other (Income) Expense:
Interest income	(2,682)		(5,521)		(51.4)
Interest expense	18,478		18,321		0.9
Capitalized interest	(1,528)		(2,361)		(35.3)
Net (gains) losses on derivative financial instruments	(43,560)		156		—
Other (income) expense, net	(29,292)		10,595
Income (Loss) Before Income Taxes	(16,232)		67,267		—
Income tax expense (Benefit)	(2,694)		25,208		—
Net Income (Loss)	$(13,538)		$42,059		—
Income (Loss) per Common Share
Basic	$(0.12)		$0.46		—
Diluted	$(0.12)		$0.42		—
Weighted-average Shares Outstanding
Basic	109,097		91,524		19.2
Diluted	109,097		104,366		4.5
EBITDA	$12,685		$89,253		—
Operating margin	(6.6	)percent	12.7	percent	(19.3	)pts.
Net margin	(2.0	)percent	6.9	percent	(8.9	)pts.

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	Three Months Ended June 30,				Percent
	2008		2007		Change
Second Quarter Statistical Summary:
Revenue passengers	6,533,427		6,323,023		3.3
Revenue passenger miles (000s)	5,128,676		4,527,372		13.3
Available seat miles (000s)	6,457,117		5,747,975		12.3
Departures	69,071		66,836		3.3
Block hours	147,243		134,316		9.6
Passenger load factor	79.4	percent	78.8	percent	0.6	pts.
Break-even load factor	81.4	percent	69.7	percent	11.7	pts.
Average fare	$100.81		$92.66		8.8
Average yield per RPM	12.84	cents	12.94	cents	(0.8)
Passenger revenue per ASM	10.20	cents	10.19	cents	0.1
Operating cost per ASM	11.44	cents	9.32	cents	22.7
Operating cost per ASM adjusted*	11.43	cents	9.43	cents	21.2
Non-fuel operating cost per ASM	5.74	cents	5.81	cents	(1.2)
Non-fuel operating cost per ASM adjusted*	5.73	cents	5.92	cents	(3.2)
Average cost of aircraft fuel per gallon	$3.75		$2.20		70.5
Average economic cost of aircraft fuel per gallon	$3.65		$2.20		65.9
Gallons of fuel burned	98,261,250		91,433,439		7.5
Weighted-average number of aircraft	141		133		6.0

*Statistical calculations for 2008 exclude the gain related to the sale of two Boeing 737 aircraft of $7.3 million, a goodwill impairment charge of $8.4 million and unrealized gains on derivatives of $34.2 million and the related tax effect, where applicable. Statistical calculations for 2007 exclude the gain related to the sale of two Boeing 737 aircraft of $6.2 million and unrealized losses on derivatives of $0.2 million and the related tax effect.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)

	Six Months Ended June 30,				Percent
	2008		2007		Change
Operating Revenues:
Passenger	$1,225,063		$1,064,429		15.1
Cargo	—		2,058		—
Other	64,708		51,105		26.6
Total operating revenues	1,289,771		1,117,592		15.4
Operating Expenses:
Salaries, wages and benefits	242,299		218,689		10.8
Aircraft fuel	636,569		367,668		73.1
Aircraft rent	121,588		121,560		0.0
Distribution	50,224		42,803		17.3
Maintenance, materials and repairs	84,773		71,724		18.2
Landing fees and other rents	68,794		59,180		16.2
Aircraft insurance and security services	10,840		11,631		(6.8)
Marketing and advertising	21,166		21,280		(0.5)
Depreciation	27,890		21,788		28.0
Gain on sale of aircraft	(7,292)		(6,234)		17.0
Impairment of goodwill	8,350		—		—
Other operating	105,321		96,702		8.9
Total operating expenses	1,370,522		1,026,791		33.5
Operating Income (Loss)	(80,751)		90,801		—
Other (Income) Expense:
Interest income	(4,464)		(10,498)		(57.5)
Interest expense	37,182		34,983		6.3
Capitalized interest	(4,112)		(4,845)		(15.1)
Net (gains) losses on derivative financial instruments	(38,370)		156		—
Other (income) expense, net	(9,764)		19,796
Income (Loss) Before Income Taxes	(70,987)		71,005		—
Income tax expense (Benefit)	(22,636)		26,788		—
Net Income (Loss)	$(48,351)		$44,217		—
Income (Loss) per Common Share
Basic	$(0.48)		$0.48		—
Diluted	$(0.48)		$0.45		—
Weighted-average Shares Outstanding
Basic	100,605		91,431		10.0
Diluted	100,605		104,244		(3.5)
EBITDA	$(14,491)		$112,433		—
Operating margin	(6.3	)percent	8.1	percent	(14.4	)pts.
Net margin	(3.7	)percent	4.0	percent	(7.7	)pts.

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	Six Months Ended June 30,				Percent
	2008		2007		Change
Second Quarter Statistical Summary:
Revenue passengers	12,251,746		11,403,131		7.4
Revenue passenger miles (000s)	9,476,075		8,175,491		15.9
Available seat miles (000s)	12,228,154		10,955,107		11.6
Departures	132,641		128,438		3.3
Block hours	282,059		258,568		9.1
Passenger load factor	77.5	percent	74.6	percent	2.9	pts.
Break-even load factor	82.0	percent	69.6	percent	12.4	pts.
Average fare	$99.99		$93.35		7.1
Average yield per RPM	12.93	cents	13.02	cents	(0.7)
Passenger revenue per ASM	10.02	cents	9.72	cents	3.1
Operating cost per ASM	11.21	cents	9.37	cents	19.6
Operating cost per ASM adjusted*	11.20	cents	9.43	cents	18.8
Non-fuel operating cost per ASM	6.00	cents	6.02	cents	(0.3)
Non-fuel operating cost per ASM adjusted*	5.99	cents	6.07	cents	(1.3)
Average cost of aircraft fuel per gallon	$3.39		$2.11		60.7
Average economic cost of aircraft fuel per gallon	$3.34		$2.11		58.3
Gallons of fuel burned	187,866,351		174,114,058		7.9
Weighted-average number of aircraft	140		131		6.9

*Statistical calculations for 2008 exclude the gain related to the sale of two Boeing 737 aircraft of $7.3 million, a goodwill impairment charge of $8.4 million and unrealized gains on derivatives of $29.0 million and the related tax effect, where applicable. Statistical calculations for 2007 exclude the gain related to the sale of two Boeing 737 aircraft of $6.2 million and unrealized losses on derivatives of $0.2 million and the related tax effect.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months and Six Months Ended June 30, 2008 and 2007

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to certain non-GAAP financial measures including EBITDA. Earnings before income taxes, interest, depreciation and amortization (“EBITDA”) is a supplemental non-GAAP financial measure used by management, as well as industry analysts, to evaluate operations and operating performance. We are also presenting EBITDA because it is used by some industry analysts and investors as a way to assess a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Our disclosure of non-fuel operating cost per available seat mile (non-fuel CASM) is consistent with financial measures reported by other airlines and analysts. We believe that non-fuel CASM provides a better understanding of our operations. Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond our control.

We disclose both the average fuel cost per gallon and the average economic fuel cost per gallon. Average fuel cost per gallon is based on fuel expense as measured by GAAP and includes realized gains and losses on fuel related derivatives instruments which are accounted for as hedges. Average economic fuel cost per gallon also includes realized gains and losses on fuel related derivative instruments which were not accounted for as hedges.

We believe that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year and a quarter-over-quarter basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. The non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements.

Amounts in '000's	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
The following table reconciles net (gains) losses on derivative financial instruments per GAAP to net (gains) losses on derivative financial instruments adjusted:
Net (gains) losses on derivative financial instruments	$(43,560)	$156	$(38,370)	$156
Less:
Realized gains on derivatives that do not qualify for hedge
accounting, previously recorded in net (gains) losses on derivative
financial instruments	(9,363)	—	(9,363)	—
Net (gains) losses on derivative financial instruments adjusted	$(34,197)	$156	$(29,007)	$156
The following table reconciles net income (loss) to EBITDA and EBITDA adjusted:
Net income (loss)	$(13,538)	$42,059	$(48,351)	$44,217
Add back:
Income tax expense (benefit)	(2,694)	25,208	(22,636)	26,788
Interest expense, net	14,268	10,439	28,606	19,640
Depreciation	14,649	11,547	27,890	21,788
EBITDA	$12,685	$89,253	$(14,491)	$112,433
Less:
Gain on aircraft sale	(7,292)	(6,234)	(7,292)	(6,234)
Impairment of goodwill	8,350	—	8,350	—
Net (gains) losses on derivative financial instruments adjusted	(34,197)	156	(29,007)	156
EBITDA adjusted	$(20,454)	$83,175	$(42,440)	$106,355

Amounts in '000's	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
The following table calculates operating income (loss) adjusted and operating margin adjusted:
Operating income (loss)	$(45,524)	$77,862	$(80,751)	$90,801
Less:
Gain on aircraft sale	(7,292)	(6,234)	(7,292)	(6,234)
Impairment of goodwill	8,350	—	8,350	—
Operating income (loss) adjusted	$(44,466)	$71,628	$(79,693)	$84,567
Total operating revenues	693,380	613,526	1,289,771	1,117,592
Operating margin, adjusted	(6.4)%	11.7%	(6.2)%	7.6%
The following table calculates net income (loss) adjusted and net margin adjusted:
Net income (loss)	$(13,538)	$42,059	$(48,351)	$44,217
Less:
Gain on aircraft sale, after tax	(4,558)	(3,896)	(4,558)	(3,896)
Impairment of goodwill	8,350	—	8,350	—
Net (gains) losses on derivative financial instruments adjusted, after tax	(21,373)	99	(18,129)	99
Net income (loss), adjusted	$(31,119)	$38,262	$(62,688)	$40,420
Total operating revenues	693,380	613,526	1,289,771	1,117,592
Net margin adjusted	(4.5)%	6.2%	(4.9)%	3.6%
The following table calculates operating cost per ASM adjusted:
Total operating expenses	$738,904	$535,664	$1,370,522	$1,026,791
Less: gain on sale of aircraft	(7,292)	(6,234)	(7,292)	(6,234)
Less: impairment of goodwill	8,350	—	8,350	—
Operating cost	$737,846	$541,898	$1,369,464)	$1,033,025
ASMs (000)	6,457,117	5,747,975	12,228,154	10,955,107
Operating cost per ASM (cents) adjusted	11.43	9.43	11.20	9.43
The following table shows the calculation of non-fuel operating cost per ASM and non-fuel operating cost per ASM adjusted:
Total operating expenses	$738,904	$535,664	$1,370,522	$1,026,791
Less: aircraft fuel	368,127	201,588	636,569	367,668
Non-fuel operating cost	$370,777	$334,076	$733,953	$659,123
ASMs (000)	6,457,117	5,747,975	12,228,154	10,955,107
Non-fuel operating cost per ASM (cents)	5.74	5.81	6.00	6.02

Total operating expenses	$738,904	$535,664	$1,370,522	$1,026,791
Less: aircraft fuel	368,127	201,588	636,569	367,668
Less: gain on sale of aircraft	(7,292)	(6,234)	(7,292)	(6,234)
Less: impairment of goodwill	8,350	—	8,350	—
Non-fuel operating cost	$369,719	$340,310	$732,895	$665,357
ASMs (000)	6,457,117	5,747,975	12,228,154	10,955,107
Non-fuel operating cost per ASM (cents) adjusted	5.73	5.92	5.99	6.07
The following table shows the calculation of average economic cost of aircraft fuel per gallon:
Aircraft fuel – including taxes and into-plane costs and excluding gains (losses) on fuel derivative financial instruments	$375,563		$648,057
Realized (gains) losses on derivatives that qualify for hedge accounting	(7,436)		(11,488)
Aircraft fuel per GAAP	$368,127	$201,588	$636,569	$367,668
Realized gains on derivatives that do not qualify for hedge accounting, previously recorded in unrealized gains (losses) on derivatives	(9,363)		(9,363)
Economic fuel expense	$358,764		$627,206
Gallons of fuel burned	98,261,250	91,433,439	187,866,351	174,114,058
Economic fuel expense per gallon	3.65	2.20	3.34	2.11